_______________________________________________________________Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         FORM S-8 REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              U.S. INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                22-3369326
  -----------------------------               -------------------
(State or other jurisdiction                    (I.R.S. Employer
of incorporation or organization)               Identification No.)

101 Wood Avenue South  Iselin, New Jersey           08830
-----------------------------------------         ----------
(Address of Principal Executive Offices)          (Zip Code)

                            BEARING INSPECTION, INC.
                      RETIREMENT SAVINGS & INVESTMENT PLAN
                            (Full title of the plan)
                                GEORGE H. MACLEAN
                    Senior Vice President and General Counsel
                              U.S. Industries, Inc.
                 101 Wood Avenue South Iselin, New Jersey 08830
              --------------------------------------------------------
                     (Name and address of agent for service)

                                 (908) 767-0700
            ----------------------------------------------------------
          (Telephone number, including area code, of agent for service)



                  CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

Title of                    Proposed Maxi-    Proposed Maxi-
Securities                  mum Offering      mum Aggregate   Amount of
  to be      Amount to be    Price Per        Offering        Registration
Registered   Registered      Share (2)         Price              Fee
--------------------------------------------------------------------------------

Common Stock,
par value $.01  16,134        $37.188         $600,000          $181.80
per share (1)
--------------------------------------------------------------------------------

(1) In Addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Determined in accordance with Rule 457(c) based on the average of the high and low sales prices on the New York Stock Exchange on June 20, 1997.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.  Incorporation of Documents by Reference
-------  ---------------------------------------

         The following documents and portions of documents filed by Registrant or by the Plan pursuant to the Securities Act of 1933 (the "Act") and the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

         (a) Registrant's Annual Report in Amendment No. 1 on Form 10-K/A for the fiscal year ended September 28, 1996.

         (b) Description of the Common Stock at page 75 of Registrant's Information Statement, dated April 21, 1995 attached as Annex A to Registrant's Registration Statement on Form 10, effective April 21, 1995.

         (c) Registrant's Current Report on Form 8-K dated December 12, 1996, Registrant's Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act filed December 16, 1996, Registrant's Current Report on Form 8-K dated March 19, 1997, Registrant's Current Report on Form 8-K also dated March 19, 1997, Registrant's Amended Quarterly Report on Form 10-Q/A for the quarter ended December 28, 1996 dated April 22, 1997, Registrant's Quarterly Report on Form 10-Q for the quarter ended March 29, 1997 dated May 13, 1997 and all documents filed pursuant to Section 13(a) or 15(d) of the Exchange Act by Registrant since September 28, 1996 and by Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities being offered pursuant hereto have been sold or which deregisters all such securities then remaining unsold, also shall be deemed to be a part hereof from the date of filing of such documents.


Item 6.  Indemnification of Directors and Officers.
-------  ------------------------------------------

         In accordance with Section 145 of the Delaware General Corporation Law ("DGCL"), which provides for the indemnification of directors, officers and employees under certain circumstances, Article XIV ("Article XIV") of the Registrant's By-Laws grants the Registrant's directors, officers and employees a right to indemnification for all expenses, liabilities and losses relating to civil, criminal, administrative or investigative proceedings to which they are a party (i) by reason of the fact that they are or were directors, officers or employees of Registrant or (ii) by reason of the fact, while they are or were directors, officers or employees of Registrant, they are or were serving at the request of Registrant as directors, officers, members, employees, fiduciaries or agents of another corporation, partnership, joint venture, trust or enterprise.
Article XIV of the By-Laws further provides for the mandatory advancement of expenses incurred by officers and directors in defending such proceedings in advance of their final disposition upon delivery to Registrant by the indemnitee of an undertaking to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified under Article
XIV. Registrant may not indemnify or make advance payments to any person in connection with proceedings initiated against Registrant by such person without the authorization of the Board of Directors, except with respect to counterclaims, cross-claims, third-party claims or as otherwise ordered by a court of competent jurisdiction.

         In addition, Article XIV provides that directors and officers therein described shall be indemnified to the fullest extent permitted by Section 145 of the DGCL, or any successor provisions or amendments thereunder. In the event that any such successor provisions or amendments provide indemnification rights broader than permitted prior thereto, Article XIV allows such broader indemnification rights to apply retroactively with respect to any predating alleged action or inaction and also allows the indemnification to continue after an indemnitee has ceased to be a director or officer of the corporation and to inure to the benefit of the indemnitee's heirs, executors and administrators.

         Article XIV further provides that the right to indemnification is not exclusive of any other right which any indemnitee may have or thereafter acquire under any statute, the Certificate of Incorporation or By-Laws, any agreement or vote of stockholders or disinterested directors or otherwise, and allows Registrant to indemnify and advance expenses to any person whom the corporation has the power to indemnify under the DGCL or otherwise.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors and officers and controlling persons pursuant to the foregoing provisions, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         Registrant's By-Laws authorize Registrant to purchase insurance for directors, officers and employees of Registrant, and persons who serve at the request of Registrant as directors, officers, members, employees, fiduciaries or agents of other enterprises against any expense, liability or loss incurred in such capacity, whether or not Registrant would have the power to indemnify such persons against such expense or liability under the By-Laws. Registrant intends to maintain insurance coverage for its officers and directors as well as insurance coverage to reimburse Registrant for potential costs of its corporate indemnification of directors and officers.

Item 8.  Exhibits.

4.1       Amended and Restated Certificate of Incorporation of
          Registrant (filed as Exhibit 3.1(a) of Registrant's
          Form 10 dated April 21, 1995).

4.2 Amended and Restated By-Laws of Registrant (filed as Exhibit 3.2 to Registrant's Form 10, dated April 21, 1995).

4.3 Specimen form of certificate representing shares of Common Stock of Registrant (filed as Exhibit 4.1 to Registrant's Form 10 dated April 20, 1995).

4.4       Bearing Inspection, Inc. Retirement Savings & Investment Plan.

5.1 Registrant undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

23.1      Consent of Ernst & Young LLP, independent auditors, New York, New
          York.

23.2      Consent of Price Waterhouse, independent accountants, Morristown,
          New Jersey.

23.3      Consent of Deloitte & Touche LLP, independent auditors, New York,
          New York.

24.1      Power of Attorney


Item 9.  Undertakings.

         (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any fact or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement:
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Iselin, New Jersey on June 25, 1997.


                                                           U.S. INDUSTRIES, INC.
                                                           (Registrant)



                                                    By:  /s/ George H. MacLean
                                                       -------------------------
                                                      George H. MacLean, Senior
                                                      Vice President, General
                                                      Counsel and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                      Title                   Date
---------                      -----                   ----


          *                    Chairman of the         June 25, 1997
------------------------
David H. Clarke                Board and Chief
                               Executive Officer
                               (Principal Executive
                               Officer)


          *                    Director, President     June 25, 1997
------------------------
John G. Raos                   and Chief Operating
                               Officer


          *                    Director, Senior Vice   June 25, 1997
------------------------
Frank R. Reily                 President and Chief
                               Financial Officer
                               (Principal Financial
                               Officer)


          *                    Director                June 25, 1997
------------------------
Brian C. Beazer



          *                    Director                June 25, 1997
------------------------
John J. McAtee, Jr.



          *                    Director                June 25, 1997
------------------------
The Hon. Charles H. Price II



          *                    Director                June 25, 1997
---------------------------
Sir Harry Solomon

           *                   Director                June 25, 1997
------------------------
Royall Victor III



           *                   Director                June 25, 1997
------------------------
Mark Vorder Bruegge



           *                   Vice President-         June 25, 1997
------------------------
James O'Leary                  Corporate Controller
                               (Principal Accounting
                               Officer)




* By  /s/ George H. MacLean                            June 25, 1997
     -----------------------
      George H. MacLean
      Attorney-in-fact



         Pursuant to the requirements of the Securities Act of 1933, the Benefits Administration Committee has duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Iselin, and State of New Jersey on June 25, 1997.

                                          BEARING INSPECTION, INC.
                                          RETIREMENT SAVINGS & INVESTMENT PLAN


                                  By:    /s/ Dorothy E. Sander
                                         ----------------------------
                                          Name:  Dorothy E. Sander
                                          Title:  Committee Member

                                  EXHIBIT INDEX
Exhibit
  No.

4.1       Amended and Restated Certificate of Incorporation of
          Registrant (filed as Exhibit 3.1(a) of Registrant's
          Form 10 dated April 21, 1995).

4.2 Amended and Restated By-Laws of Registrant (filed as Exhibit 3.2 to Registrant's Form 10, dated April 21, 1995).

4.3 Specimen form of certificate representing shares of Common Stock of Registrant (filed as Exhibit 4.1 to Registrant's Form 10 dated April 20, 1995).

4.4       Bearing Inspection, Inc. Retirement Savings & Investment Plan.

5.1 Registrant undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

23.1      Consent of Ernst & Young LLP, independent auditors, New York, New
          York.

23.2      Consent of Price Waterhouse, independent accountants,
          Morristown, New Jersey.

23.3      Consent of Deloitte & Touche LLP, independent auditors, New York,
          New York.

24.1      Power of Attorney